UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 (AMENDMENT #1)
                             ______________________


                          MUSKOKA FLOORING CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


                                    Delaware
         ______________________________________________________________
         (State or other jurisdiction of incorporation or organization)


                                      5211
            ________________________________________________________
            (Primary Standard Industrial Classification Code Number)


                                       N/A
                     _______________________________________
                     (I.R.S. Employer Identification Number)


                        2711 Centerville Road, Suite 400
                              Wilmington, DE 19808
                                 (705) 794-9481
        ________________________________________________________________
               (Address, including zip code, and telephone number,
        including area code, of registrants principal executive offices)


                                  Gordon Cotton
                                  P.O. Box 293
                                 33 Card Avenue
                      Perkinsfield, Ontario Canada L0L 2JO
                                 (705) 794-9481
                               Fax: (905) 949-0601
            _________________________________________________________
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


  As soon as practical after the effective date of this registration statement
  ____________________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in rule 12b-2 of the Exchange Act.

     Large accelerated filer [ ]                           Accelerated filer [ ]

     Non-accelerated filer [ ] (Do not use if a smaller reporting company)

                                                   Smaller reporting company [X]


                         CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum
  Title of Each                              Offering Price       Proposed Maximum     Amount of
  Class of Securities       Amount to be     Per Unit             Aggregate            Registration
  to be Registered          Registered       (1)                  Offering Price       Fee [2]
___________________________________________________________________________________________________

Common Stock by Selling       482,500             $0.05               $ 24,100            $ 2.57
 Security Shareholders


[1] The offering price has been arbitrarily determined by Muskoka Flooring Corporation and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                          MUSKOKA FLOORING CORPORATION

                             SHARES OF COMMON STOCK
        482,500 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS


The selling shareholders named in this prospectus are offering 482,500 shares of common stock for sale to the public through this prospectus at the price of $0.05 per share. The offering price has been arbitrarily determined by Muskoka Flooring Corporation and bears no relationship to assets, earnings, or any other valuation criteria. Our common stock is presently not traded on any market or securities exchange.

The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

The following table sets forth the information for the share offering:

                                             UNDERWRITING
                              PRICE          DISCOUNTS OR         PROCEEDS
                            TO PUBLIC        COMMISSIONS         TO COMPANY
                            _________        ____________        __________

Per share (Offered by
Certain Selling
Shareholders)                $  0.05             None               None

Total shares offered by
Certain Selling
Shareholders
482,500                      $24,100             None               None


   THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A
    HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PLEASE READ THIS PROSPECTUS CAREFULLY.


The date of this prospectus is April 2, 2008.

                                TABLE OF CONTENTS


PART I

Summary Information............................................................6
Risk Factors...................................................................7
Use of Proceeds...............................................................12
Determination of Offering Price...............................................12
Dilution......................................................................12
Selling Security Holders......................................................13
Plan of Distribution..........................................................14
Description of Securities to be Registered....................................15
Interests of Named Experts and Counsel........................................17
General Development of Business ..............................................17
Plan of Operation.............................................................17
Description of Business.......................................................20
Description of Property.......................................................25
Legal Proceedings.............................................................25
Market for Common Equity and Related Stockholder Matters......................25
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure..........................................................26
Directors, Officers, Promoters, and Control Persons...........................26
Executive Compensation........................................................27
Security Ownership of Certain Beneficial Owners and Management................27
Transactions with Related Persons, Promoters and Certain Control Persons......27
Disclosure of Commission Position on Indemnification for Security
Act Liabilities...............................................................28


PART II

Other Expenses of Issuance and Distribution...................................28
Indemnification of Directors and
Officers......................................................................28
Recent Sales of Unregistered Securities.......................................29
Exhibits......................................................................30
Financial Statements..........................................................30
Undertakings..................................................................40
Signatures....................................................................41

                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until ________, 2008, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION


MUSKOKA FLOORING CORPORATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 7.

Corporate Background

Muskoka Flooring Corporation ("Muskoka") was organized on July 20, 2005. Muskoka has not generated any revenue to date and should be considered as a development stage corporation. Muskoka is in the business of importing hardwood flooring materials from around the world and reselling them in the United States and Canada. Muskoka will not manufacture any equipment or goods, but will resell hardwood flooring products from various manufacturers through it proposed website.

Muskoka's office is located at P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0. Our telephone number is (705) 794-9481 and our facsimile number is (905) 949-0601.

                                  The Offering
                                  ____________

Securities being offered     Up to 482,500 shares of common stock, $.001 par
                             value per share are being sold by certain Selling
                             Shareholders.

Offering Price               A price per share is set at $0.05 for the duration
                             of the offering.

Market for the Common        There is no public market for the common shares.
Shares                       The price per share is $0.05. In addition, the
                             offering price for the shares will remain $0.05 per share until shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices, only after the shares are quoted on either the OTC Bulletin Board or an exchange. There is no assurance that Muskoka Flooring Corporation will be able to meet the requirement for a public listing or quotation of its Common Stock. Further, even if Muskoka Flooring Corporation is able to have its Common Stock quoted or granted a listing, there is no assurance that a market for the common shares will develop. If a market develops, there can be no assurances that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

Minimum Number of shares     None.
to be Sold in this
Offering

Securities Issued and to     Currently 1,482,500 shares of our common stock are
be issued                    issued and outstanding. 482,500 of the currently
                             issued common stock are to be sold under this prospectus by existing shareholders.

Use of Proceeds              Muskoka Flooring Corporation will not receive any
                             proceeds from the sale of the 482,500 common stock sold from the selling security shareholders.

Terms of the Offering        The selling security shareholders will determine
                             when and how they will sell the common stock offered in this prospectus.

Offering Period              The shares are being offered for a period not to
                             exceed 90 days from the date this Prospectus is effective with the Security and Exchange
                             Commission, unless extended by the Company for an additional 90 days.

You should rely only on the information contained in this prospectus. Muskoka Flooring Corporation has not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's, Plan of Operations, the financial statements and the related notes thereto included in this prospectus.

   Income Statement                      For the period from
                                      July 20, 2005 (inception)
                                        To December 31, 2007
                                      _________________________

   Revenues                                   $       0
   Net Income (Loss)                          $ (29,630)
   Net Income (Loss) per Share                $       0

   Balance Sheet                      As of September 30, 2007
                                      _________________________

   Total Assets                               $   8,243
   Total Liabilities                          $   8,398
   Shareholders' Equity (Deficit)             $   8,243


                                  RISK FACTORS

Muskoka Flooring Corporation ("Muskoka", "the Company", "we" or "us") considers the following to be all the material risks to an investor regarding this Offering. Muskoka should be viewed as a high-risk investment and speculative in nature. An investment in Muskoka's common stock may result in a complete loss of the invested amount.

THERE IS SUBSTANTIAL DOUBT ABOUT MUSKOKA'S ABILITY TO CONTINUE AS A GOING
CONCERN

Our auditor's report on our December 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern. Our officer and director may be unable or unwilling to loan or advance any additional capital to Muskoka; therefore, you may be investing in a company that will not have the funds necessary to continue its operations.

MUSKOKA HAS NO OPERATING HISTORY, THUS THE COMPANY CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL IN REMAINING AN ONGOING CONCERN

Muskoka is a development stage company that was only recently established in July, 2005. Although Muskoka has begun the process of setting up a web-site for sale of hardwood flooring materials, (www.muskokaflooring.net), it has not begun its initial revenue generating operations. There can be no assurance that Muskoka will ever reach a level of profitability. The revenue and income potential of Muskoka's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business or determine whether or not it will remain as a going concern.

MUSKOKA'S WEBSITE IS NOT YET FULLY DEVELOPED, AS SUCH THERE IS NO ASSURANCE THE COMPANY'S ANTICIPATED BUSINESS OF SELLING HARDWOOD FLOORING MATERIALS ON-LINE WILL EVER GENERATE REVENUE

Muskoka faces multiple risks associated with the development of a new and speculative business. The Company has no products, has not provided any services, and has limited assets. In addition, Muskoka will be subject to numerous risks, expenses and difficulties typically encountered in the development of new business. There is no assurance that Muskoka's anticipated business will ever be successful or profitable.

MUSKOKA'S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL MORE THAN LIKELY FLUCTUATE SIGNIFICANTLY FAILING TO MEET INVESTORS EXPECTATIONS

If, and when, Muskoka begins operations, Muskoka expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

   * Demand for hardwood flooring products;

   * Muskoka's ability to expand its market share;

   * Competitive factors that affect Muskoka's pricing structure;

   * The variety and mix of products Muskoka Flooring anticipates to sells;

   * The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

   * Conditions specific to the internet industry as well as distribution of hardwood flooring products and general economic factors;

   * Changes in generally accepted accounting policies, especially those related to the online sales industry; and

   * New government regulation or legislation related to online sales and distribution of hardwood flooring products.

MUSKOKA IS A START-UP COMPANY WITH LIMITED FUNDS; THEREFORE IT MAY NOT BE CAPABLE OF DEVELOPING ITS PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION

Muskoka's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

   * Provide quality hardwood flooring products and materials that are attractively priced to the retail market;

   * Market the retail sales of hardwood flooring products that Muskoka carries on its proposed website effectively;

   * Continue to expand Muskoka's infrastructure to accommodate growth in the business;

   * Establish relationships with wholesalers and direct suppliers within the hardwood flooring products industry that will allow Muskoka to sell products at a profit;

   * Hire, retain, and motivate qualified personnel; and

   * Effectively respond to competition.

If Muskoka is not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, Muskoka would fail and any investment made in the common stock would decline in value or be completely lost.

MUSKOKA'S OPERATIONS AND ASSETS ARE LOCATED IN CANADA AND NOT IN THE UNITED STATES, ASIA, SOUTH AMERICA OR OTHER POSSIBLE COUNTRIES OF IMPORT AND ARE THEREFORE SUBJECT TO RISKS RELATED TO CURRENCY VARIATIONS, CHANGES IN THE LAW AND THE POLITICAL CLIMATE OF DIFFERENT COUNTRIES.

Muskoka's operations and assets are concentrated in Canada, however it plans to develop its business through accessing markets in the United States and importing products from Asia, South America and others countries around the world. There are inherent legal, political and economic risks in concentrating assets and operations in one country while attempting to develop and build a business in a foreign country. Muskoka will be subject to fluctuations in the exchange rates pertaining to the Canadian dollar, the US dollar, and other foreign currencies. Differences in currency values may handicap Muskoka in the development and/or operation of its business, for example, by causing the price of goods, services and transportation to exceed the revenue that can be generated in the target markets respective currencies. Muskoka is also subject to the inherent instability of relations between countries. Such relations may become strained or non-existent and as a result Muskoka may be excluded from its intended import markets. Furthermore Muskoka may face changes in the laws of its intended import market countries, which may place it at a competitive disadvantage with any local competitors. As a corporation based in a foreign country, Muskoka may face difficulties in obtaining and/or enforcing local judgments it may obtain in its intended import market countries.

MUSKOKA CURRENTLY HAS NO CUSTOMERS; IF THE COMPANY IS UNABLE TO GAIN CUSTOMERS OR DEVELOP MARKET ACCEPTANCE IN A RELATIVELY SHORT PERIOD OF TIME THE COMPANY WILL FAIL

Selling hardwood flooring products "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt Muskoka's proposed business. Accordingly, Muskoka cannot accurately estimate the potential demand for the products Muskoka anticipates selling.

Muskoka believes that the acceptance of hardwood flooring products will depend on its ability to:

   * Effectively market Muskoka's website and the hardwood flooring products that it anticipates selling;

   * Provide high quality customer support and be able to attract and retain customers;

   * Distribute and price the products in a manner that is engaging to customers;

   * Develop and maintain a favorable reputation among clientele and potential customers; and

   * Have the financial ability to withstand downturns in the general economic environment or any conditions that would slow sales of hardwood flooring products.

IF MUSKOKA'S PLAN TO SELL HARDWOOD FLOORING PRODUCTS DIRECTLY TO CUSTOMERS OVER THE INTERNET IS NOT SUCCESSFUL, MUSKOKA WOULD NOT BE ABLE TO GENERATE REVENUE, AS A RESULT INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT

Muskoka plans to sell hardwood flooring products directly to customers through its proposed website. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective website that will attract customers, the ability to hire qualified sales and technical personnel, and offer new hardwood flooring products. In addition, Muskoka is dependent on several factors relating to the Internet as a whole, including the relatively new and unproven nature the Internet as a medium is for commerce. Although sales over the Internet have continued to develop and grow over the past several years the Internet is a developing market and long-term acceptance of the Internet as a sales medium has not been statistically proven. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce; there can be no assurance that a trend towards profitability will continue or be sustained by Muskoka, of which would result in complete loss in its common share value.

IN THE FUTURE MUSKOKA WILL BE REQUIRED TO INCREASE ITS OPERATING EXPENSES IN ORDER TO GROW; ANY INCREASE OF EXPENSES THAT IS NOT OFFSET WITH REVENUE WILL RESULT IN LOSSES TO THE COMPANY

Muskoka plans to increase operating expenses in order to bring about and support higher sales of hardwood flooring products, which will result in losses that Muskoka may not be able to offset with revenues. Specifically, Muskoka plans to increase operating expenses to expand sales and marketing operations. If revenue falls below our expectations in any quarter and Muskoka is not able to quickly reduce spending in response, Muskoka's operations will be adversely affected and may result in significant losses.

MUSKOKA WILL NEED ADDITIONAL CAPITAL TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN, WITHOUT WHICH, THE COMPANY WILL FAIL

As of December 31, 2007, the Company had $7,293 of cash on hand and available. Muskoka anticipates expenses of approximately $7,500 relating to this offering.

Capital will be expended on continuing the development of the website (estimated at $4,500), beginning the initial phases of the marketing plan ($1,500), and administrative expenses ($1,000). The future expansion of the business, beyond the initial development stages, as described above will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures. (See "Use of Proceeds" herein.)

Although, management believes during the next twelve months, Muskoka will be able to meet its cash requirements, there can be no assurance Muskoka will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether through an inability to raise funds or generate revenue, would adversely impact the progress and development of the business.

Future equity or debt financing may not be available to Muskoka on favorable terms, or perhaps may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as Muskoka. Muskoka's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

MUSKOKA WILL ENCOUNTER INTENSE COMPETITION, WHICH COULD LEAD TO GREATER EXPENSES IN ESTABLISHING A POSITION WITHIN THE MARKETPLACE; IF THE COMPANY IS UNABLE TO MEET THE DEMAND OF THESE EXPENSES THE BUSINESS WOULD FAIL

Muskoka will face intense competition from other businesses that sell and distribute hardwood flooring products including Internet distributors and companies with store front sales of hardwood flooring products. These competitors will have longer operating histories, greater brand name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of Muskoka:

   * The established competition will have significantly more financial resources, R&D facilities, and marketing experience than those of Muskoka. The competition may create future developments that will render the Company's proposed business plan obsolete;

   * Muskoka anticipates competition from new entrants into its targeted industry segment. The Company believes that demand for hardwood flooring products will grow. As this occurs, Muskoka expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

   * Muskoka will likely need to obtain and maintain certain advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the Company in marketing, sales, and customer support;

   * There can be no assurance that Muskoka will have sufficient resources to maintain its marketing, sales and customer support efforts on a competitive basis or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to proposed business; and

   * Increased competition could result in price reductions, fewer product orders, and reduced operating margins, any of which could materially and adversely affect the Company's business, financial condition, and results of operations.

MUSKOKA WILL DEPEND UPON THIRD PARTIES FOR THE SUCCESS OF ITS FUTURE BUSINESS, WHICH COULD LEAD TO OPERATIONAL DELAYS AND ADDITITIONAL EXPENSES THAT THE COMPANY MAY NOT BE ABLE TO OVERCOME RESULTING IN THE FAILURE OF THE BUSINESS

Muskoka's future performance will depend upon its ability to import hardwood products and materials, market those products through its proposed website, and deliver the products to the buyer. In this regard, Muskoka may contract with import/export consultants, third-party web designers, marketing consultants and shipping and delivery companies. However, the Company has no guarantee that the third party's capacity will be sufficient to meet the demand for the Company's business in terms of quality and delivery. If the third party cannot meet the Company's demands, there can be no assurance that Muskoka will ever achieve revenues or have profitable operations.

MUSKOKA IS DEPENDENT ON KEY PERSONNEL AND ANY TURNOVER COULD SERIOUSLY IMPEDE THE SUCCESS OF THE BUSINESS

Muskoka's success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of Gord Cotton, its President and Director. Muskoka does not have an employment agreement with its sole officer, and as a result there is no assurance that Gord Cotton will continue to manage Muskoka in the future. The loss of the services of its Officer, or in the future any key employees, would have a material adverse impact on the further development of Muskoka's business.

THE OFFICER AND DIRECTOR, GORDON COTTON, IS RETIRED; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN HIM AND MUSKOKA, WHICH COULD JEOPARDIZE FUTURE DEVELOPMENT OF MUSKOKA

Mr. Cotton, the Officer/Director, is retired and only plans to devote up to a maximum of fifteen hours per week to the development of Muskoka's business, but unforeseen conflicts may result in taking time away from the furtherance of Muskoka's business, which would negatively impact the development of the Company. Mr. Cotton may choose to return to full-time employment in the future, but at the present time, no plans or timeframes to do so exist.

THE LIMITED EXPERIENCE OF MUSKOKA'S CURRENT MANAGEMENT COULD HINDER OPERATIONS AND THEREFORE LIMIT ANY POTENTIAL GROWTH OR PROFITABILITY OF THE COMPANY

Current management of Muskoka has had limited experience in the start-up and development of an Internet online retail business. The lack of experience of the current Officer of the Company may prevent the Company from achieving growth and/or profitability in the future.

MUSKOKA CURRENTLY HAS ONE DIRECTOR, GORDON COTTON, WHO HAS SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL WHICH COULD RESULT IN CORPORATE DECISIONS THAT NEGATIVELY IMPACT OTHER SHAREHOLDERS

Currently, Gord Cotton owns 67.45% of Muskoka Flooring's issued and outstanding common stock. As a result, he has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

NO DIVIDEND IS PAID BY MUSKOKA TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK AND PREVENT HOLDERS OF ITS COMMON STOCK FROM SELLING THEIR SHARES IN THE FUTURE

Muskoka has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in Muskoka in the future and prevent shareholders of the common stock from ever selling their shares because of the lack of buyers.

INVESTORS WILL PAY MORE FOR MUSKOKA'S COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY'S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

The arbitrary offering price of $0.05 per common share as determined herein, is substantially higher than the net tangible book value per share of Muskoka's common stock. Muskoka's assets do not substantiate a share price of $0.05 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

MUSKOKA HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL EVER DEVELOP; IF A MARKET DOES NOT DEVELOP SHAREHOLDERS MAY NOT BE ABLE TO EVER SELL THEIR SHARES RESULTING IN A COMPLETE LOSS OF THEIR INVESTMENT

There is no public market for Muskoka's shares of common stock. Selling shareholders will still be limited to selling the shares at $0.05 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

There is no assurance that Muskoka will be able to meet the requirement for a public listing. Further, even if Muskoka is able to have its Common Stock quoted or granted listing, there is no assurance that a market for the common shares will develop or that the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

Currently Muskoka has thirty-five shareholders and there is no guarantee that additional investors will purchase Muskoka's common stock.

VIRTUALLY ALL OF MUSKOKA'S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES, WHICH COULD NEGATIVELY IMPACT THE SHARE PRICE

The selling shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. Muskoka has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.


                                 USE OF PROCEEDS

Muskoka Flooring Corporation will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

Currently, there is no established public market for our common shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Muskoka and do not bear any relationship whatsoever to our assets, earnings, book value or other criteria of value.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price considered for the shares.

                                    DILUTION

The Company is not selling any common shares and is not receiving any proceeds from the sale of securities by existing shareholders.

                            SELLING SECURITY HOLDERS

The following table sets forth information as of December 31, 2007 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the concurrent offering.

NOTE: Our sole office and director, Gord Cotton, as of the date of this Prospectus owns 1,000,000 common shares, which are subject to Rule 144 restrictions.

Selling shareholders will still be limited to selling the shares at $0.05 per share (set offering price per share pursuant to this prospectus). To date, there have been no steps taken to list Muskoka's common stock on any public exchange for listing.

The percentages determined in these calculations are based upon 1,482,500 of our common shares issued and outstanding as of the date of this Prospectus. The table set forth below shows the number of shares and percentage before and after the public offering.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.


______________________________________________________________________________________________________________________________
                                     Shares Owned      Percentage Owned                                             Percentage
                                    Prior to this        Prior to this       Total of Shares      Total Shares     Owned After
  Name of Selling Shareholder          Offering            Offering          Offered for Sale    After Offering      Offering
______________________________________________________________________________________________________________________________

Gale Beauchamp                          12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Melissa Beauchamp                       12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Cindy Beauchamp                         12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Jill Allday                             12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Jon Allday                              12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Roy Partanen                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Moira Partanen                          12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Mark Cotton                             12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Elizabeth Wadeson                       12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Scott Cotton                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Gail Cotton                             12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Sergio Galli                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Laurel Galli                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Tony Galli                              12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Rosanna Francioni                       12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Sandra Celebre                          12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Tony Viola                              12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Tonina Viola                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Ken King                                12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Sharon King                             12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Bruce Borrie                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Denise Neville                          12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________

                                       13



______________________________________________________________________________________________________________________________
Brandon Neville                         12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Jackie Borrie                           12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Larry MacDonald                         12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Debbie MacDonald                        12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Margaret Hie                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Shaun Delaney                           12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Narendra Parbhunauth                    12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Vadewaitie Persaud                      12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Luis Labardo                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Lori Labardo                            12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Abigail Bagwell                         12,500               0.84%                 12,500                0              0%
______________________________________________________________________________________________________________________________
Zukang Xu                                 70,000             4.72%                 70,000                0              0%
______________________________________________________________________________________________________________________________
SELLING SECURITY
HOLDERS AS A                             482,500              32.55%               482,500               0              0.00%
GROUP
______________________________________________________________________________________________________________________________


The selling security holders, as a group, are hereby registering 482,500 common shares, of which after the effective date of this registration statement, they may sell at any time.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, Muskoka commit to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Muskoka will not receive any of the proceeds from such sales. Muskoka is bearing all expenses in connection with the registration of the shares of the selling security holders estimated at $7,500.

Excluding the mentioned officer and director herein, to our knowledge, none of the selling shareholders:

1. Has had a material relationship with Muskoka Flooring Corporation other than as a shareholder, as noted above at any time since inception, July 20, 2005; or

2.   Has ever been an officer or director of Muskoka Flooring Corporation.

                              PLAN OF DISTRIBUTION

The selling security holders are registering 482,500 shares of common stock for possible resale at the price of $0.05 per share. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 32.55% based upon the 1,482,500 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Muskoka will not receive any proceeds from the sale of the shares by the selling security holders. The price per share is $0.05 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, Muskoka's common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the selling security holders' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the selling security holders. Further, the selling security holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

In the event that the selling security holders enter into an agreement, after the effective date of this registration statement, to sell their shares through a broker-dealer that acts as an underwriter, Muskoka will file a post-effective amendment to this registration statement and to file the agreement as an exhibit to the amended registration statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the registration statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this registration statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the selling security holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

     (a) the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the selling security holders, and

     (b) any discounts, commissions and other items constituting compensation from the selling security holders, and

     (c) any discounts, commissions or concessions allowed, realized or paid to dealers, and

     (d)  the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a selling security holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the selling security holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Muskoka has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

Muskoka will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Muskoka Flooring Corporation's Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, there are 1,482,500 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of Muskoka, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of Common Stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of Muskoka Flooring's articles of incorporation, which would require a vote by the board of directors and shareholders on such matter.

Preferred Stock

Muskoka Flooring Corporation has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the shareholders and the board of directors.

Options and Warrants

Muskoka Flooring Corporation does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants.

Dividend Policy

Muskoka Flooring Corporation has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that Muskoka will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws.

Transfer Agent

Currently, Muskoka Flooring has no Transfer Agent.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Muskoka Flooring Corporation for the period from inception on July 20, 2005 to December 31, 2007 included in this prospectus have been audited by Moore & Associates Chartered, Las Vegas, Nevada, as indicated in their report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered in this offering will be passed upon for Muskoka Flooring Corporation by Stephen B. Jackson, Attorney at Law, and is included in this prospectus.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

GENERAL DEVELOPMENT OF BUSINESS

The Company was incorporated on July 20, 2005 under the laws of the State of Delaware. On that date, Paul Masi was appointed as President, Director and Chief Financial Officer. Mr. Masi resigned as President on February 26, 2006 for personal reasons and Mr. Gord Cotton was appointed President, Director and Chief Financial Officer. Muskoka has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Muskoka has not made any significant purchase or sale of assets, nor has it been involved in any mergers, material reclassification, acquisitions or consolidations. Since inception, Muskoka has not made any material change in the mode of conducting its business. The Company has not yet commenced any revenue generating operations.

PLAN OF OPERATION

Muskoka is a development stage company that intends to sell a full line of hardwood flooring products, materials, tools and accessories over the internet. Muskoka will not manufacture any equipment or goods, but will resell hardwood flooring products from various manufacturers through our website. Our plan is to offer for sale exotic hardwood flooring materials imported from Asia, South America, and other regions of the world, along with protective coatings, tools and accessories commonly used in the installation and maintenance of hardwood floors. We plan to sell these products via our website. Our plan of operation is to sell hardwood flooring products and materials though an internet website (www.muskokaflooring.net).

As of December 31, 2007 Muskoka Flooring had $7,293 of cash on hand and available for expenses. Management believes this amount will satisfy the cash requirements of Muskoka for the next six months or until such a time additional proceeds are raised. Muskoka plans to satisfy our future cash requirements by additional equity financing. This will be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that Muskoka will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the website and marketing campaigns, as well as legal and accounting fees. Muskoka depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that Muskoka will be successful in raising the capital the company requires. Management believes that if subsequent private placements are successful, Muskoka will be able to generate revenue from online sales of hardwood flooring goods and products and achieve liquidity within the following twelve to fourteen months thereof. However, investors should be aware that this is based upon speculation and there can be no assurance that Muskoka will ever be able reach a level of profitability.

As of the date of this registration statement Muskoka has not generated any revenue through its proposed business. To date all proceeds received by Muskoka were a result of the sale of its common stock.

Muskoka does not anticipate any significant research of any products. The Company does not expect the purchase or sale of plant or any significant equipment, and Muskoka does not anticipate any change in the number of employees in the next twelve months. Muskoka has no current material commitments. Muskoka has not generated any revenue since its inception.

Muskoka has no current plans, preliminary or otherwise, to merge with any other entity.

Muskoka is still considered to be a development stage company with no revenue. As such, Muskoka's future success will be dependent upon raising additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that Muskoka will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern.

Over the next 12 months, the following steps will need to be accomplished in order for Muskoka to become fully operational:

   * Complete the development of the website. Management has estimated the time frame to accomplish this to be the end of the First Quarter of 2009 and cost approximately $4,500.

   * In addition, Muskoka plans to allocate approximately $1,000 towards the initial phases of the marketing plan as described herein.

   * Muskoka has allocated $4,000 towards administrative expenses, which includes general fees to maintain the corporate status of the Company, Transfer Agent fees, and telephone/postage/printing expenses, as well as any deficiencies, if any, in the estimated expenses anticipated for completion of this registration statement, and the completion of the website as described herein.

Implementation

As of December 2007, Muskoka has secured the domain name www.muskokaflooring.net. At this time the website is not functioning.

Third Quarter 2008: Muskoka plans to establish purchasing agreements with various manufacturers and arrange for the import and delivery of products on a per sale basis. We will initiate the development of our website by adding product lines to the site. The product lines will represent manufacturers of hardwood flooring products, materials, tools and accessories. The cost to accomplish these tasks is estimated at $1,500.

Fourth Quarter 2008: Muskoka plans to have shopping cart availability on its website. We will continue to expand our product offerings through a continuing effort to establish new relationships with manufacturers of our target products. The cost to accomplish these tasks has been estimated at $2,000.

First/Second Quarter 2009: Muskoka plans to have a completed website, with multiple product lines that customers can readily navigate, giving them an opportunity to shop and compare the product lines on Muskoka's website. An additional $1,000 in cost is anticipated.

Once the website is completed, over the subsequent twelve months, Muskoka plans to implement a marketing campaign directed specifically at building traffic of "potential buyers" to its website. For this purpose management anticipates employing a third party who specializes in increasing web traffic to websites, such as PerfectTraffic.com, WebSiteTraffic.com and/or HitWise.com. Management anticipates that such a service that can guarantee visitors to its website will cost approximately $200 to $300 per month for every 50,000 visitors. However, even if Muskoka is successful in developing its proposed website and contracting a third party to increase web traffic there can be no guarantee or assurance that individuals will buy any of the products listed on Muskoka's website.

No guarantees or assurances can be made by Muskoka that it will accomplish its goals within the dates specified or within the costs estimated by the Company. Moreover, management has no current plan to substitute any additional products or services except those described herein (hardwood flooring products, materials, tools and accessories). No guarantee or assurance can be made that Muskoka's proposed business model will be effective in distributing these products.

The website will be designed to meet Muskoka's strategy of providing a broad selection of hardwood flooring products and materials from multiple manufacturers and distributors.

Potential investors should realize that as of the date of this Prospectus, Muskoka is currently in the process of developing the Internet website and at this time it is not fully operational.

Even if Muskoka is successful in developing and ultimately launching its proposed website (www.muskokaflooring.net), it's future success will be dependent on several critical factors including, but not limited to, successfully raising capital, market acceptance, and management's continued focus on the development of the business. Furthermore, Muskoka cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 6.)

Website

The proposed website will display a variety of hardwood flooring products, materials, tools and accessories, where shoppers will be able to take advantage of the convenience of one-stop shopping.

The website will be the core of Muskoka's business. It will be designed to provide consumers with quality information and solutions, where they can obtain informative product data and comparisons for their hardwood flooring needs at one site.

The key for successfully developing the website will be heavily dependent on the ability of management to establish relationships with manufacturers and distributors of hardwood flooring products, materials, tools and accessories. To date, no specific relationship has been made between Muskoka and any manufacturer, supplier and/or distributor of hardwood flooring products. Furthermore, Muskoka must be able to attract large numbers of potential buyers of hardwood flooring products and materials consistently to the site and offer products that are appealing. Management believes this can be accomplished through aggressive marketing campaigns as detailed above in "Marketing and Strategy". However, no guarantee can be given that Muskoka will be able to attract large numbers of buyers to its proposed website.

Currently Muskoka does not have any arrangements with any manufacturer, producer or supplier of hardwood flooring products, materials, tools or accessories, nor any storage facilities, or any import or delivery organizations.

Muskoka believes by providing a broad selection of quality products along with detailed information about the products through its proposed website, it will be able to compete within the growing marketplace for hardwood flooring products and materials.

As Muskoka expands its business, it will likely incur losses. Management plans on funding these losses through revenues generated through its proposed website. If Muskoka is unable to satisfy its capital requirements through its revenue production or if the Company is unable to raise additional capital through the sale of its common stock it may have to borrow funds in order to sustain its business. There can be no assurance or guarantee given that Muskoka Flooring will be able to borrow funds because it is a new business and the future success of the Company is highly speculative.

Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by Muskoka, potential investors should be aware that several unforeseen or unanticipated delays may impede Muskoka from accomplishing the above-described steps such as:

     * Problems may arise during the development of the Internet website with the programming and testing that management cannot overcome, creating a time delay and additional costs; and

     * Muskoka Flooring may find that potential investors are unreceptive to its business plan and have no interest in investing funds.

If either of these events should occur Muskoka would not be able to continue as a going concern and investors would lose all of their investment. In addition to the above factors investors should carefully read the Risk Factors described herein beginning on page 7.

In the event additional funds are secured by Muskoka there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals Muskoka has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, Muskoka may not be successful in providing.

At this time, management does not plan to commit any of their own funds towards the company's development. If and when this changes, management will file the appropriate disclosures in a timely manner.

Muskoka plans to develop and market an e-commerce enabled website which will attract prospective customers seeking hardwood flooring products. Specifically, the Company plans to market and sell through its website a full line of goods and products that would allow both consumers and contractors the ability to purchase all necessary materials to install or refinish a hardwood floor.

At this time government approval is not necessary for our business, and Muskoka is unaware of any significant government regulations that may impact its proposed business within the e-commerce marketplace.

Muskoka Flooring has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers.

DESCRIPTION OF BUSINESS

Products

Muskoka Flooring Corporation does not manufacture or design any products. Rather Muskoka plans to develop an on-line business of selling hardwood flooring materials, wood accessories, protective coatings, application tools and brushes, protective clothing and safety equipment, as well as books and manuals on how to install and maintain hardwood floors through an Internet website. The website itself will be structured to host a comprehensive catalog from which consumers can shop for a variety of hardwood flooring products, materials, tools and accessories.

Types of Hardwoods

The types of hardwoods (with country of export and a brief description) we will offer will include (but are not limited to):

BAMBOO (CHINA)
Bamboo is stronger and more flexible than almost any wood flooring presently available. It is less blending than other hardwood, harder than oak and maple, with minimal shrinkage and swelling compared to most woods. Bamboo is more dimensionally stable (less expansion and contraction) than any commonly used wood flooring. Bamboo is a new innovation for decorative material, with products available in natural and carbonized (coffee) colors with several different styles. The color is in the product itself, not added on synthetically during production. The carbonized color is obtained by subjecting the bamboo to high pressure steam, which weakens the fibers. Bamboo flooring has the quality of a natural appearance and soft color, which adds a unique ambiance by giving warmth in the winter, coolness in the summer.

SIERRA MADRE PINE (MEXICO)
Sierra Madre Pine flooring has the traditional look of ponderosa pine flooring popular in the Southwest United States, but it is harder than the ponderosa pine grown in the USA. The long hot growing season with unpredictable and infrequent rains strengthens and hardens the wood fibers in Sierra Madre Pine. Kiln drying and the naturally dry air of the high desert in Mexico insure that, unlike pine from the humid coastal regions of the USA, Sierra Madre Pine is dry enough to prevent excessive shrinkage after installation.

HICKORY (UNITED STATES)
Hickory is the hardest of the North American indigenous wood species. It is twice as hard as oak. "Hickory" is not a single wood species. Hickory is a mixture of pignut, shagbark, pecan and bitternut hickory. The tree is relatively small so wider wood is expensive. This wood is commonly used for floors in commercial settings but is also popular for residential use. It can be sorted for heartwood color (medium brown) or sapwood color (pinkish white). Also popular are unsorted floors which are varied in color.

RUBBERWOOD (THAILAND)
Rubberwood is a medium density hardwood with hardness similar to Oak and Teak. This makes Rubberwood relatively harder than most other plantation timber species. The drying shrinkage of Rubberwood is relatively low compared to most hardwood with same density and this makes Rubberwood more dimensionally stable than most other timber species used for timber flooring. Most importantly, Rubberwood is easy, biodegradable and does not produce toxic waste or fumes during production, use or disposal. Since Rubberwood comes from a sustainable and manageable plantation resource it is thereby considered a true eco-friendly product.

BRAZILIAN CHERRY (BRAZIL)
Brazilian Cherry is the most popular hardwood flooring import from Brazil to North America. Brazilian Cherry is known for its hardness and durability. This exotic hardwood is a primary choice in both residential and commercial installations. It is available in both prefinished and unfinished formats and several sizes.

Brazilian Cherry from South America has a brownish-red color. It darkens from a tan/salmon color to a deep, reddish brown and is over twice as hard as domestic Red Oak. Brazilian Cherry is an extremely heavy wood; hard to cut, variable heartwood regarding color, from light brown to pink, to reddish brown, with some intense shadowing. Thick sapwood, notably differentiated, white slightly yellowed, uniform medium texture, regular to irregular grain of wood, rough and of poor shine surface; imperceptible scent.

TIGERWOOD (BRAZIL, BOLIVIA, PERU, GUATEMALA, AND MEXICO)
Tigerwood is a boldly striped species which has an orange/reddish brown background with wide dark brownish black striping. Tigerwood, as the name suggests, is a species which exhibits a wide range of color/striping. The striping can vary from fine lines to bold "brush strokes". The background color can range from light tans to darker orange browns. Tigerwood exhibits a large degree of color change with a pronounced darkening of the background under the stripes from an orangey tan to a deep reddish brown color, which then in turn makes the striping less contrasting and more subtle. Tigerwood is 170% as hard as red oak, and comes in various grades and sizes.

CORK (SOUTH AMERICA AND AUSTRALIA)
Cork has a durability that can be attributed to the finish, resilience and structure of the cork tiles. The finish that is applied to the surface protects it from moisture, chemicals, dirt and other damaging materials. The resilience of the floor aids in its durability because it tends to "give" which helps to resist scratching and denting. Many floors remain in service today after more than 80 years of commercial use. Cork flooring is made from the bark of the Cork Oak tree. The bark is stripped from the cork tree every nine years inflicting no damage upon the tree (cork is truly a renewable resource). Cork is very quiet to walk on making it an excellent flooring choice in public areas such as libraries and churches. Cork has a unique and natural look to it complementing classic and contemporary designs. Because of the durability of cork, it is suitable for both commercial and residential installation.

Other hardwoods to be offered on Muskoka's website include: (from Asia) Keruing, Meranti, Red Balau and Yellow Balau; (from South America) Eucalyptus, Spanish Cedar, Cumaru, Angelim Vermelho and Tatajuba.

The website will offer all the accessory wood pieces commonly required to complete a hardwood floor project, such as corner pieces, trim and molding. The website will also offer protective coatings (both oil-based and water-based), application tools and brushes, protective clothing and safety equipment, as well as books and manuals on how to install and maintain hardwood floors. As a benefit of purchasing materials from Muskoka, flooring contractors will have the option of listing their services and contact information on our website.

The above products will be displayed on the Muskoka website. As of the date of this prospectus, investors must be aware that the website is not completed and if it should become completed Muskoka cannot provide any assurance or guarantee

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


that the above products will be sold on the website. Moreover, investors must be aware that Muskoka has no agreement, contract or other arrangement with the above suppliers to sell the products on the website.

Initially, we will ship directly from the manufacturer to the customer, with delivery costs passed through to the customer at the point of sale, on our website. We will have the ability to track the purchase from inception to delivery, in order to offer quality customer service. Our website will have full product descriptions, pricing, photographs, and helpful hints and links to other complimentary products often needed when purchasing flooring products.

As revenue grows, we may maintain a small inventory of commonly purchased products, if we can gain advantageous pricing by buying in bulk. Inventory management will be critical as the company grows, and if done poorly may have a severe negative impact on the business, potentially causing it to fail altogether. Currently we have no warehouse facilities.

Muskoka has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers.

The Wood Flooring Industry

The wood flooring industry is both large and fragmented. It is a very competitive industry. Consumers and flooring contractors alike can choose from a full spectrum of flooring product suppliers. These suppliers include very large, well-capitalized international conglomerates, national chains of building supply warehouse stores, regional lumber supply chains, and small, locally owned building material supply stores. There are also many competitors selling flooring products online.

Muskoka plans to compete in this very competitive market by offering quality products at competitive prices accompanied by friendly, knowledgeable and efficient customer service.

The following research outlines the future growth of the flooring industry:

The $2.6 billion U.S. wood flooring market has made significant inroads in the domestic floor coverings industry over the past two decades. The inroads were stimulated by growing consumer acceptance of high-end hard surface flooring, as well as more diverse offerings by wood flooring manufacturers. Manufacturers now offer a wide range of species, colors, and custom-type designs. The industry has also stimulated demand with easier and less costly to install products such as prefinished, engineered, and glue less wood floors. These new products and technologies have increased competitive pressures, especially from foreign-based manufacturers. (RESEARCH FROM CATALINA RESEARCH, NOVEMBER 2005)

Increasing demand from both the residential and non-residential construction market has resulted in growth for the wood flooring market. The increased demand comes from various factors, including greater disposable incomes and more spending ability thanks to rising home values and the resulting rise in homeowner equity. As a result, the U.S. wood flooring market stood at $2.1 billion in 2005, up 2% over the previous year. A decline in the popularity of more standard wood types such as oak is giving way to the increased popularity of other less traditional woods such as maple, cherry, and pecan. Other trends influencing the market included an increase in demand for rustic, wider planks, exotic woods, distressed wood floors, and even less conventional bamboo flooring. (RESEARCH FROM SPECIALISTS IN BUSINESS INFORMATION (SBI), NOVEMBER 2006.)

Demand for non-resilient flooring (ceramic, wood, laminate, etc.), which is by far the most popular type of floor covering worldwide, will outpace sales of both resilient flooring (which includes vinyl, linoleum and rubber products), and carpets and rugs through 2010. As income levels climb, increases will be driven by the durability and ease of maintenance offered by non-resilient flooring, and supported by growing consumer preference for high-end and natural hard surface flooring products. Laminate flooring will register the strongest gains of any floor covering product segment due to its outstanding performance characteristics, which include resistance to scratching and nicking, ease of maintenance and the ability to mimic more costly stone and wood products. Resilient flooring will remain the second most widely used type of floor covering, with sales advances stimulated by its comparatively low cost, as well as by favorable performance characteristics such as high underfoot comfort, noise absorption, durability and wear resistance. (RESEARCH FROM THE FREEDONIA GROUP, DECEMBER, 2006)

Wood protection coatings and preservatives demand will achieve the most favorable gains in interior wood applications, such as flooring and cabinets. Flooring and cabinet production will be promoted by growth in repair and improvement spending, as the purchase of these items is common during remodeling activity. In order to maintain wood's position in interior uses, wood coating suppliers will strive to develop product lines that feature more colors, improved efficiency and enhanced durability. (RESEARCH FROM THE FREEDONIA GROUP, DECEMBER 2005.)

Internet Industry

The distribution of products over the Internet is one of the fastest growing business segments in the world. Management believes that with the proper marketing campaign, Muskoka's electronic-commerce enabled website can develop into profitable business selling hardwood flooring products directly to prospective retail customers as well as businesses and building contractors involved in the new home construction or renovation industries.

Target Market

Muskoka intends to increase customer awareness and demand for hardwood flooring products by implementing advertising and promotional campaigns addressed directly to businesses who are involved in the new home construction or renovation industry, as well as to individual customers who are seeking such materials for "do-it-yourself" home renovation projects.

Marketing and Strategy

Muskoka is currently in the process of developing an Internet website with full electronic commerce capabilities, which will be used to offer our products for sale to the consumer (www.muskokaflooring.net). Muskoka plans to promote the website and products listed by conventional advertising and marketing. Marketing programs will require the bulk of capital expenditure during the initial phases of Muskoka's business development. Marketing strategies will be designed to ultimately get consumers to Muskoka's website. The Company plans to accomplish this through various means including, but not limited to, radio and print media, and Internet advertising. In addition, Muskoka intends to increase customer awareness and demand for hardwood flooring products by implementing advertising and promotional campaigns addressed directly to businesses who are involved in the new home construction or renovation industry, as well as to individual customers who are seeking to such materials for "do-it-yourself" home renovation projects. Management believes that direct marketing will provide an effective method for selling products and provide the capability to measure results of sales.

The Company's objective will be to build customer awareness of Muskoka's business; specifically targeting both flooring contractors, as well as retail "do-it-yourself" customers. Muskoka will focus on continually seeking to acquire new visitors to its website at www.muskokaflooring.net. Management believes one of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Muskoka's online campaigns will likely target sites that generate high traffic from Internet users who fit Muskoka's customer profile. In order to create this market presence and increase customer awareness, Muskoka intends to promote our website on the most effective search engines, directories, and promotional sites the Internet offers. However, to date, there have been no arrangements or negotiations with any company regarding any alliance of any kind, for the above stated marketing strategies.

It is important to note that Muskoka has not yet fully developed our website, and there can be no assurance that Muskoka will be able to implement any marketing campaigns and strategies successfully.

While listing a website with search engines and promotional websites will be a high priority for the foundation of Muskoka's marketing campaign, targeted links with websites of similar interest will likely be another method management will employ to obtain visitors that are interested in Muskoka's products on its website such as home improvement type businesses, including but not limited to websites and vendors that sell/distribute home improvement or renovation goods and products.

Muskoka plans to search for websites that are of similar interest to our target audience in order to place targeted links. These links will have the potential to increase targeted traffic to Muskoka's website at a relatively nominal fee. Moreover, Muskoka intends to design a professional banner and place it with various websites on a "reciprocal" basis and may also purchase commercial online ad banners on highly trafficked websites that appeal to Muskoka's target audience. Muskoka plans to work with a third party company to send electronic message postings about our offerings in the various online communities that are visited by our target audience. To date, no specific arrangements or negotiations have been made with any such company.

Current Market Conditions

Management believes that the Internet as a medium for conducting business will continue to grow, particularly with the retail sales of hardwood flooring goods and products. For comments on the overall flooring industry, see "The Wood Flooring Industry", in this Prospectus.

Employees

Muskoka has no employees. Presently, Gord Cotton, officer/director, plans to devote approximately 15 hours per month, on the business.

Competition

The hardwood flooring products and materials market will continue to evolve and is extremely competitive, with competition likely to develop and intensify in the future. Management believes that it will be able to compete within the market by providing a high quality, user friendly website, where customers will be comfortable in purchasing hardwood flooring products and materials. However, Muskoka currently has not fully developed its website and there can be no assurance that the Company will be able to develop a website to which consumers will be receptive. In addition, there are competitors that are already well established and have greater financial resources than those of Muskoka. Muskoka would likely not be able to compete with these established companies if they expanded their business into on-line sales of hardwood flooring products and materials directly related to the Company's proposed business. Also, additional start-up companies may exist seeking to capitalize within the same marketplace that Muskoka anticipates profiting from, which would present additional competition to the Company that it may not be able to overcome, resulting in failure of the business plan.

Although the market is highly competitive Muskoka believes there are significant market opportunities for the sales of hardwood flooring products and materials through the Internet. Management believes it will be able to set itself apart by focusing its resources on marketing and providing a comprehensive distributor catalog on a website that is easy to navigate and provides quality information pertaining to the hardwood flooring industry as it relates to goods and products. In general, Muskoka's objective for the shopper is to provide solutions through a broad choice of quality flooring products along with detailed information on each product listed on the website. Currently, Muskoka has not fully developed its website (www.muskokaflooring.net).

The information within this registration statement focuses primarily on details regarding hardwood flooring goods and products and not on the flooring industry as a whole, in which Muskoka plans to operate. Potential investors should conduct their own separate investigation of the flooring industry in order to obtain a broader insight in assessing Muskoka's future business prospects.

Patents

Muskoka Flooring Corporation holds no patents.

Government Regulation

Government approval is not necessary for our business; however, the majority of our products and materials may be imported from countries which levy tariffs on exports and as such, Muskoka must abide by all import/export rules and regulations, and must constantly monitor said regulations for changes that may impact our business model. Other than the cost of importing products and materials it is anticipated that government regulations will have little or no effect on Muskoka's proposed business.

Reports to security holders

Muskoka is not required to deliver an annual report to security holders and we will not voluntarily send annual reports. Muskoka Flooring Corporation does file annual, quarterly, current reports, proxy statements and other information statements with the Securities and Exchange Commission (the "Commission"). You may read and copy any materials we file with this Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission by going to http://www.sec.gov.

DESCRIPTION OF PROPERTY

Muskoka Flooring Corporation's principle address is P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0. Mr. Gord Cotton, Officer/Director, is currently providing his home office for Muskoka's office and mailing address. Mr. Cotton plans to continue to contribute this office space at no cost to the Company until such a time that the Company begins operations. The telephone number is (705) 794-9481.

Muskoka believes the property arrangement satisfies the Company's current needs and will be adequate up to the point that Muskoka begins operations, which is currently estimated to be in the First Quarter of 2009 at which point it may be required to rent or lease commercial property that is capable of providing adequate office space. Management anticipates rent on a per month basis for adequate commercial space will cost Muskoka approximately $1,000. This estimate is based upon local commercial spaces with approximately 500 to 1,000 square feet of office space. However, management plans to continue to utilize Mr. Cotton's home office until that space is no longer adequate. At this time no commercial property has been secured by Muskoka and there can be no assurance that an adequate space will be found by Muskoka when needed; or if adequate space can be found at the price currently estimated by management.

LEGAL PROCEEDINGS

Muskoka Flooring Corporation is not a party to or aware of any threatened litigation of a material nature.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for Muskoka Flooring's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Gord Cotton, officer and director, currently owns 1,000,000 common shares. The shares were purchased on February 28, 2006 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 1,000,000 Rule 144 shares on this Registration Statement. In February, 2007, the 1,000,000 Rule 144 shares purchased by Mr. Gord Cotton will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. Gord Cotton will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

Holders

As of the date of this registration statement, there were a total of thirty-five
(35) active stockholders, including the officer and director.

Dividends

Muskoka Flooring Corporation has not paid any dividends to date, and has no plans to do so in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Muskoka has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

DIRECTORS, OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table and subsequent discussion contain information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with Muskoka Flooring Corporation upon completion of the offering.

Name           Age          Term Served                   Title
________________________________________________________________________

Gord Cotton    70     Since February 26, 2006    President, Director and
                                                 Chief Financial Officer

The above persons may be deemed a "promoter" of Muskoka Flooring Corporation as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director.

Officer and Director Background:

Gordon Norman Cotton was born in 1937 in Toronto, Ontario. For 35 years he was employed in various positions by Bell Canada. After retiring from Bell Canada in 1991 he relocated to north central Ontario where he developed an interest in hardwood flooring and subsequently began researching and analyzing potential business models. Mr. Cotton has traveled to China to attempt to establish business relationships with manufacturers and distributors of hardwood flooring with the intent of importing hardwood flooring products and selling them in North America via the internet. Mr. Cotton currently anticipates devoting at most fifteen hours to the development of the Company per month, as he is retired and has other interests beyond Muskoka Flooring Corporation.

Currently Muskoka has no employees other than the current officer and director, Gord Cotton, which may create potential conflicts of interest. The Officer anticipates devoting, at a minimum fifteen hours per month to the furtherance of Muskoka over the next twelve months. The above times are estimations that will likely increase within the next twelve months as Muskoka continues to develop its proposed business plan as set forth herein. However, there is no guarantee that we will be successful in developing the business as we are subject to the many risks described in this registration statement beginning on page 6.

Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

We have not entered into any employment agreements with any of our employees and employment arrangements are all subject to the discretion of our board of directors.

No executive Officer or Director of Muskoka Flooring Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of Muskoka Flooring Corporation is the subject of any pending legal proceedings.

EXECUTIVE COMPENSATION

Muskoka has made no provisions for cash compensation or for non-cash compensation to our officers and director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of Muskoka.

Muskoka does not presently have a stock option plan. However, in the future, Muskoka may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and Executive Officer, and each person known to Muskoka to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position                   Shares             Percent          Security
________________________________________________________________________________

Gord Cotton
President and Director             1,000,000            67.45%           Common
================================================================================
Officers and Directors as
a Group                            1,000,000            67.45%           Common

Gord Cotton's address is P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0.

The above referenced common shares were paid for and issued on February 28, 2006, for consideration of $0.015 per share and a total consideration of $15,000.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 8, 2005, the Company issued 171,600 common shares at $0.015 per share to the founding sole director and President, Paul Massi for net cash proceeds of $2,574 to the Company. Mr. Massy resigned as an officer, director and President on February 26, 2006 and Gordon Cotton was appointed sole director and President. On February 28, 2006 the Company issued 828,400 common shares at $0.015 to Mr. Cotton for net cash proceeds of $12,426. In a private transaction, Mr. Cotton purchased Mr. Massi's 171,600 shares at the price of $0.015 per share increasing Mr. Cotton's share holding to 1,000,000 common shares for total consideration of $15,000. These shares are considered restricted under Rule 144 of the Securities and Exchange Commission Act (the "Act").

The thirty-four (34) selling shareholders of Muskoka Flooring Corporation currently hold a total of 482,500 common shares and paid consideration of $0.03 per share. The common shares were issued between January and October of 2006. These shares were issued under Regulation S promulgated under the Securities Act of 1933 to the thirty-four private non-affiliated shareholders. At the time these shares were purchased none of the thirty-four shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 3(b) on the basis that the transactions did not involve a public offering.

Related Party Transactions

Currently, there are no contemplated transactions that Muskoka may enter into with our officers, directors or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

Muskoka has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Gord Cotton anticipates initially devoting fifteen hours per month of his available time to Muskoka's affairs. If and when the business operations increase and a more extensive time commitment is needed, Mr. Cotton is prepared to devote more time to Muskoka's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Director and Officer are indemnified as provided by the Delaware Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                          Amount
   - Legal/Accounting     $5,000
   - Postage/Printing        500
   - Transfer Agent        2,000
=============================================
Total                     $7,500

   Note: All expenses are estimates.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Delaware law, the Company is informed that, in the opinion of the Securities and Exchange

Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.015 per share to our President, Gord Cotton, on February 26, 2006. The total amount received from this offering was $ 15,000. These shares were purchased pursuant to Regulation S of the Securities Act. The shares are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 1,000,000 Rule 144 shares on this registration statement. In February, 2007, the 1,000,000 Rule 144 shares purchased by Mr. Cotton will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. Cotton will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h). The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

Between January 1, 2006 and October 10, 2006 we completed an offering of 482,500 shares of our common stock at a price of $0.03 per share to a total of thirty-four purchasers. The total amount received from this offering was $14,475. At the time these shares were purchased none of the thirty-four (34) shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 3(b) on the basis that the transactions did not involve a public offering.

These shares were purchased pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

______________________________________________________________

        Purchasing Shareholder                Shares Purchased
______________________________________________________________
Gale Beauchamp                                     12,500
______________________________________________________________
Melissa Beauchamp                                  12,500
______________________________________________________________
Cindy Beauchamp                                    12,500
______________________________________________________________
Jill Allday                                        12,500
______________________________________________________________
Jon Allday                                         12,500
______________________________________________________________
Roy Partanen                                       12,500
______________________________________________________________
Moira Partanen                                     12,500
______________________________________________________________
Mark Cotton                                        12,500
______________________________________________________________
Elizabeth Wadeson                                  12,500
______________________________________________________________
Scott Cotton                                       12,500
______________________________________________________________
Gail Cotton                                        12,500
______________________________________________________________
Sergio Galli                                       12,500
______________________________________________________________
Laurel Galli                                       12,500
______________________________________________________________
Tony Galli                                         12,500
______________________________________________________________
Rosanna Francioni                                  12,500
______________________________________________________________
Sandra Celebre                                     12,500
______________________________________________________________

______________________________________________________________
Tonina Viola                                       12,500
______________________________________________________________
Toni Viola                                         12,500
______________________________________________________________
Ken King                                           12,500
______________________________________________________________
Sharon King                                        12,500
______________________________________________________________
Bruce Borrie                                       12,500
______________________________________________________________
Denise Neville                                     12,500
______________________________________________________________
Brandon Neville                                    12,500
______________________________________________________________
Jackie Borrie                                      12,500
______________________________________________________________
Larry MacDonald                                    12,500
______________________________________________________________
Debbie MacDonald                                   12,500
______________________________________________________________
Margaret Hie                                       12,500
______________________________________________________________
Shaun Delaney                                      12,500
______________________________________________________________
Narendra Parbhunauth                               12,500
______________________________________________________________
Vadewaitie Persaud                                 12,500
______________________________________________________________
Luis Labardo                                       12,500
______________________________________________________________
Lori Labardo                                       12,500
______________________________________________________________
Abigail Bagwell                                    12,500
______________________________________________________________
Zukang Xu                                          70,000
______________________________________________________________

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

    Exhibit Number           Exhibit Name
    ______________           ____________

    3.1 *                    Certificate of Incorporation
    3.2 *                    By-Laws
    5.1*                     Opinion re: Legality
    23.1                     Consent of Experts

* Incorporated by reference to the Company's filing with the Commission on December 21, 2007

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.



                              FINANCIAL STATEMENTS

Our financial statements immediately follow:

     FINANCIAL STATEMENTS to December 31, 2007 (Audited)
     Report of independent registered public accounting firm
     Balance Sheets
     Statements of Operations
     Statement of Stockholders' Equity
     Statements of Cash Flows
     Notes to the Financial Statements

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2007













REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

BALANCE SHEET

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
             PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS
MUSKOKA FLOORING CORPORATION
(A Development Stage Company)


We have audited the accompanying balance sheet of Muskoka Flooring Corporation (A Development Stage Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the years 2007, 2006 and from Inception on July 20, 2005 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Muskoka Flooring Corporation (A Development Stage Company) as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years 2007, 2006 and from Inception on July 20, 2005 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $29,630 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
March 19, 2008


               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                       (702) 253-7499 FAX (702) 253-7501


                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                                               December 31, 2007       December 31, 2006
                                                                   (Audited)               (Audited)
________________________________________________________________________________________________________
                                     ASSETS

CURRENT ASSETS
   Cash                                                            $  7,293                $    270
   Prepaid Expense                                                      950
                                                                   ________                ________
TOTAL CURRENT ASSETS                                                  8,243                     270
                                                                   ________                ________
TOTAL ASSETS                                                       $  8,243                $    270
                                                                   ========                ========

                  LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                        $  8,398                $  2,000
   Due to related party                                                   -                       -
                                                                   ________                ________
TOTAL CURRENT LIABILITIES                                             8,398                   2,000
                                                                   ________                ________
TOTAL CURRENT LIABILITIES                                          $  8,398                $  2,000
                                                                   ________                ________

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock (Note 3)
   Authorized
   75,000,000 shares of common stock, $0.0001 par value,
   Issued and outstanding
   1,482,500 shares of common stock                                     148                     148

   Additional paid in capital                                        29,327                  29,327
   Subscriptions Receivable                                               -                 (17,032)
                                                                   ________                ________
   Deficit accumulated during the development stage                 (29,630)                (14,173)
                                                                   ________                ________
   TOTAL EQUITY                                                        (155)                 (1,730)
                                                                   ________                ________
TOTAL LIABILITIES & EQUITY                                         $  8,243                $    270
                                                                   ========                ========


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                                                    Cumulative results
                                                                    of operations from
                                                                    July 20, 2005 (date
                                       Year            Year          of inception) to
                                       2007            2006          December 31, 2007
_______________________________________________________________________________________

EXPENSES

   Office and general               $      (32)      $   (394)          $     (729)
   Exchange                                  -              -                  169
   Professional fees                   (15,425)       (12,802)             (29,070)
   Provision for Income Taxes                -              -                    -
                                    ______________________________________________

NET LOSS                            $  (15,457)      $(13,196)          $  (29,630)
                                    ==============================================

BASIC NET LOSS PER SHARE            $    (0.01)      $  (0.02)          $    (0.03)
                                    ==============================================

WEIGHTED AVERAGE
NUMBER OF COMMON                     1,482,500        876,017            1,088,623
SHARES OUTSTANDING                  ==============================================


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM INCEPTION (JULY 20, 2005) TO DECEMBER 31, 2007





                                                                                                   Deficit
                                                                                                 Accumulated
                                        Common Stock             Additional        Share         During the
                                 ___________________________      Paid-in       Subscription     Development
                                 Number of shares     Amount      Capital        Receivable         Stage          Total
_________________________________________________________________________________________________________________________

Balance, July 20, 2005                      -         $    -      $      -        $      -         $      -      $      -
_________________________________________________________________________________________________________________________

Net Loss, December 31, 2005                 -              -             -               -             (977)         (977)

Common stock issued for cash
at $0.015 per share                   171,600             17         2,557                                          2,574

Balance, December 31, 2005            171,600         $   17      $  2,557               -             (977)     $  1,597
_________________________________________________________________________________________________________________________

Net Loss, December 31, 2006                 -              -             -               -          (13,196)      (13,196)

Common stock issued for cash
 at $0.015 per share                  828,400             83        12,343          (2,557)                         9,869

Common stock issued for cash
 at $0.030 per share                  482,500             48        14,427         (14,475)                             -
_________________________________________________________________________________________________________________________

Balance, December 31, 2006          1,482,500         $  148      $ 29,327        $(17,032)         (14,173)     $ (1,730)
_________________________________________________________________________________________________________________________

Net loss December 31, 2007                  -              -             -               -          (15,457)      (15,457)

Subscriptions received                      -              -             -          17,032                -        17,032
_________________________________________________________________________________________________________________________

Balance, December 31, 2007          1,482,500         $  148      $ 29,327        $      -         $(29,630)     $   (155)
=========================================================================================================================


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                             Cumulative
                                                                             results of
                                                                           operations from
                                                                           inception (July
                                               Year           Year          20, 2005) to
                                               2007           2006        December 31, 2007
___________________________________________________________________________________________

OPERATING ACTIVITIES
   Net loss                                  $ (15,457)     $ (13,196)        $ (29,630)
   Adjustment to reconcile net loss to net
   cash used in operating activities
      - accrued liabilities                      6,398          2,000             8,398
      - prepaid expense                           (950)             -              (950)
      -shareholder loan                              -           (991)                -
___________________________________________________________________________________________

NET CASH USED IN OPERATING                     (10,009)       (12,187)          (22,182)
ACTIVITIES
___________________________________________________________________________________________

INVESTING ACTIVITIES                                 -              -                 -
___________________________________________________________________________________________

FINANCING ACTIVITIES
   Proceeds from sale of common stock                -         26,901            29,475
   Subscription receivable                           -        (17,032)                -
   Subscriptions received                       17,032              -
___________________________________________________________________________________________

NET CASH PROVIDED BY FINANCING
ACTIVITIES                                      17,032          9,869            29,475
___________________________________________________________________________________________

NET INCREASE (DECREASE) IN CASH                  7,023         (2,318)            7,293

CASH, BEGINNING OF PERIOD                          270          2,588                 -
___________________________________________________________________________________________

CASH, END OF PERIOD                          $   7,293      $     270         $   7,293

===========================================================================================

Supplemental cash flow information.
Cash paid for:
   Interest                                  $       -      $       -         $       -
===========================================================================================

   Income taxes                              $       -      $       -         $       -
===========================================================================================


    The accompanying notes are an integral part of these financial statements


                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

________________________________________________________________________________

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
________________________________________________________________________________

Muskoka Flooring Corporation. (the "Company") is in the initial development stage and was organized to engage in the business of selling a full line of hardwood flooring products, materials, tools and accessories over the internet.


GOING CONCERN
The Company commenced operations on July 20, 2005 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended December 31, 2007 in the amount of $29,630. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of Founders shares. As of December 31, 2007 the Company had issued 1,000,000 founder shares at $0.015 per share for net proceeds of $15,000 to the Company and issued 482,500 private placement shares at $0.03 per share for net proceeds $14,475.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

ORGANIZATION
The Company was incorporated on July 20, 2005 in the State of Delaware. The fiscal year end of the Company is December 31.

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principals.

DEVELOPMENT STAGE COMPANY
The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No.7.

USE OF ESTIMATES AND ASSUMPTIONS
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

FINANCIAL INSTRUMENTS
All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

LOSS PER COMMON SHARE
Basic earnings(loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
________________________________________________________________________________

INCOME TAXES
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at December 31, 2007 the Company had net operating loss carry forwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from the loss carry forwards.

STOCK-BASED COMPENSATION
SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION"., as issued by the Financial Accounting Standards Board ("FASB"), as amended by SFAS No.148 "ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE", encourages the use of fair value based method of accounting for the stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB 25") and related interpretations and provide pro forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or the fair value of the company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, ACCOUNTING OF CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION-AN INTERPRETATION OF APB OPINION NO. 25 ("Fin 44"), which provides guidance as to certain applications of APB 25. Fin 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

To November 30, 2006 the Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
________________________________________________________________________________

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS 155 establishes framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The statement is effective for fiscal years beginning after November 15, 2007 and periods with those fiscal years.

The Financial Accounting Standards Board has issued SFAS No. 155 "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140" and No. 156 "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS - AN AMENDMENT OF FASB STATEMENT NO. 140", but they will not have a material effect in the Company's results of operations or financial position.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.


NOTE 3- STOCKHOLDERS EQUITY
________________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.0001 per share.

On December 8, 2005, the Company issued 171,600 common shares at $0.015 per share to the Founding sole director and President of the Company for net cash proceeds of $2,574 to the Company. On February 28, 2006 the Company issued 828,400 common shares at $0.015 to the succeeding and current sole director and President for net cash proceeds of $12,426. The Company issued 482,500 shares at $0.030 per share for net proceeds to the Company of $14,475. Total proceeds to the Company of $29,475.


NOTE 4 - INCOME TAXES
________________________________________________________________________________

The Company has adopted the FASB No. 109 for reporting purposed. As of December 31, 2007 the Company had a net operating loss carry forwards of approximately $29,630 that may be available to reduce future years' taxable income and will expire beginning in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

                                  UNDERTAKINGS


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement t:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Perkinsfield, Ontario, on April 2, 2008.



                                      MUSKOKA FLOORING CORPORATION


                                      /s/ GORD COTTON
                                      ____________________________
                                      Gord Cotton
                                      President and Director
                                      Principal Executive Officer
                                      Principal Financial Officer
                                      Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                      /s/ GORD COTTON
                                      ____________________________
                                      Gord Cotton
                                      President and Director
                                      Principal Executive Officer
                                      Principal Financial Officer
                                      Principal Accounting Officer

                                      April 2, 2008